Exhibit 23.1



                                    CONSENT



We hereby consent to the incorporation by reference in this Registration Statement of Form S-8 of our report, dated August 1, 1997, which appears in the Annual Report on Form 10-K of Quad City Holdings, Inc. for the year ended June 30, 1997.



/s/ McGLADREY & PULLEN, LLP






Davenport, Iowa
October 20, 1997